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                                                              Exhibit (a)(1)(vi)

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                 FOILMARK, INC.
                                       AT
                              $6.36 NET PER SHARE
                                       BY
                            DUDLEY ACQUISITION INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                            ILLINOIS TOOL WORKS INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated April 20, 2001, and the related Letter of Transmittal, in connection with the offer by Dudley Acquisition Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of Illinois Tool Works Inc., to purchase all of the outstanding shares ("Shares") of common stock, par value $.01 per Share of Foilmark, Inc. at $6.36 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

    This will instruct you to tender to Sub the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

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
                                                    SIGN BELOW

       Number of                Total Number
      Shares to be              of Shares *         -------------------------------------------
       Tendered:                                    Signature(s)
                                                    -------------------------------------------
                                                    Please Print Name(s)

  -------------------       -------------------     -------------------------------------------
                                                    Address

                                                    -------------------------------------------
                                                    Account Number

                                                    -------------------------------------------
                                                    Area Code and Telephone Number

                                                    -------------------------------------------
                                                    Taxpayer Identification Numbers(s) or Social Security
                                                    Number(s)

                                                    -------------------------------------------

* Unless otherwise indicated, it will be assumed    Dated: , 2001
  that all of your Shares held by us for your account are to be tendered.
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